Exhibit 99.1

Sino-Global Announces Fiscal 2020 First Quarter Financial Results

Roslyn, New York, November 19, 2019 – Sino-Global Shipping America, Ltd. (NASDAQ: SINO) (“Sino-Global”, the “Company”, “we”, “our”, or “us”), a global logistics service provider, announced its financial and operating results for its fiscal 2020 first quarter ended September 30, 2019.

The Company has also provided more detailed information on its quarterly report on Form 10-Q filed this afternoon with the U.S. Securities and Exchange Commission. Management encourages investors to review the Company’s 10-Q for a detailed discussion of the Company’s financial results for the quarter ended September 30, 2019.

Management Comments

Mr. Lei Cao, Chairman and Chief Executive Officer of Sino-Global commented, “During the first quarter, our strategy continued to be negatively impacted by the ongoing difficult U.S./China trade relations. We were very pleased to have significantly improved gross margins despite a difficult sales environment, partly due to our shifting focus towards our shipping agency business. By utilizing our agency network and previous investments in technology, we have retained the ability to service a broader base of customers. Despite our ongoing efforts to rationalize costs and expenses, we remain cautious amidst a macro-economic stalemate with an indeterminant time frame. As the Company moves forward into fiscal 2020, we will be focusing on leveraging our growing infrastructure to improve operating margins and the bottom line while simultaneously seeking immediate international opportunities. We expect to provide a shareholder letter to outline our growth strategy for the coming year prior to our next annual meeting.”

Fiscal First Quarter 2020 Financial Review

●	The Company reported total revenues of approximately $1.8 million for the quarter ended September 30, 2019, compared to approximately $6.5 million reported in the same period last year. The decrease was largely due to a shift to shipping agency and management activities with certain freight logistics contracts in light of uncertainty surrounding current trade along with lower inland management revenues.

●	The Company’s gross profit for the 2020 fiscal first quarter was approximately $1.1 million, compared to approximately $1.4 million in the same period last year. Gross profit margin during the quarter was approximately 61.7%, compared to approximately 21.8% in the same period last year. The increase was largely due to shifting toward its agency business for providing freight logistics services where the Company acted solely as an agent and did not control the services rendered to its customers.

The following tables present summary information by segments mainly regarding the top-line financial results for the quarters ended September 30, 2019 and 2018, respectively:

	For the Three Months Ended September 30, 2019
	Shipping Agency and Management Services	Inland Transportation Management Services	Freight Logistics Services		Container Trucking Services	Total
Revenues
- Related party	$-	$-	$-		$-	$-
- Third parties	$500,000	$-	$1,242,142	*	$44,084	$1,786,226
Total revenues	$500,000	$-	$1,242,142		$44,084	$1,786,226
Cost of revenues	$95,822	$-	$547,684	*	$39,898	$683,404
Gross profit	$404,178	$-	$694,458		$4,186	$1,102,822
Depreciation and amortization	$102,774	$-	$7,702		$44,101	$154,577
Total capital expenditures	$4,538	$-	$-		$-	$4,538
Gross margin%	80.8%	-%	55.9%		9.5%	61.7%

*	For certain freight logistics contracts that the Company entered into with certain customers in its fiscal 2020 first quarter, the Company (i) acts as an agent coordinating relationships between customers and third-party service providers and (ii) does not control the services rendered to its customers, revenues related to these contracts are presented net of related costs. For the three months ended September 30, 2019, gross revenues and gross cost of revenues related to these contracts amounted to approximately $9.1 million and $8.5 million, respectively.

	For the Three Months Ended September 30, 2018
	Shipping Agency and Management Services	Inland Transportation Management Services	Freight Logistics Services	Container Trucking Services	Total
Revenues
- Related party	$-	$322,000	$-	$-	$322,000
- Third parties	$-	$598,000	$5,487,553	$91,980	$6,177,533
Total revenues	$-	$920,000	$5,487,553	$91,980	$6,499,533
Cost of revenues	$-	$59,874	$4,965,992	$57,966	$5,083,832
Gross profit	$-	$860,126	$521,561	$34,014	$1,415,701
Depreciation and amortization	$-	$20,488	$476	$4,751	$25,715
Total capital expenditures	$-	$-	$-	$830	$830
Gross margin%	-	93.5%	9.5%	37.0%	21.8%

●	The Company had an operating loss of approximately $1.8 million for the three months ended September 30, 2019, compared to an operating loss of approximately $1.4 million for the same period in 2018.

●	For the fiscal quarter ended September 30, 2019, the Company reported net loss attributable to Sino-Global Shipping America, Ltd. of approximately $1.6 million, or loss of approximately $0.10 per diluted share based on approximately 16.1 million weighted average shares outstanding, compared to net loss attributable to Sino-Global Shipping America, Ltd. of approximately $1.3 million, or loss of approximately $0.10 per diluted share based on approximately 13.1 million weighted average shares outstanding, for the same period last year.

Balance Sheet Information

●	As of September 30, 2019, the Company’s working capital was approximately $9.4 million and the Company had cash of approximately $0.1 million. The Company plans to fund continuing operations through identifying new prospective joint venture partners and strategic alliance opportunities for new revenue sources, and by reducing costs to improve profitability and replenish working capital.

●	The Company’s allowance for doubtful accounts was approximately $6.5 million as of September 30, 2019 compared with allowance of doubtful accounts of approximately $5.7 million as of June 30, 2019. As the Company continues to maintain long-standing relationships with its customers, it will work with these parties to monitor their payments closely and does not believe that there are any significant collection issues with respect to trade accounts receivable, net of allowance.

●	The Company holds no long-term debt.

About Sino-Global Shipping America, Ltd.

Founded in the United States in 2001, Sino-Global Shipping America, Ltd. is a company engaged originally in shipping, chartering, logistics and related business services. Headquartered in New York, Sino-Global has offices in mainland China, Australia, Canada and Hong Kong. The Company’s current service offerings consist of shipping agency and management, inland transportation management, freight logistics and container trucking services. Additional information about Sino-Global can be found on the Company’s corporate website at www.sino-global.com. The Company routinely posts important information on its website.

Forward Looking Statements

No statement made in this press release should be interpreted as an offer to sell or a solicitation of an offer to purchase any security. Such an offer can only be made in accordance with the Securities Act of 1933, as amended, and applicable state securities laws. Any statements contained in this release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties as identified in Sino-Global's filings with the U.S. Securities and Exchange Commission. Actual results, events or performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Sino-Global undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events unless required by applicable law or regulations.

Contact Information

The Equity Group Inc.

Adam Prior

Senior Vice-President

(212)-836-9606 / aprior@equityny.com

SINO-GLOBAL SHIPPING AMERICA, LTD. AND AFFILIATES

CONSOLIDATED STATEMENTS OF OPERATION AND COMPREHENSIVE LOSS

(UNAUDITED)

	For the Three Months Ended
	September 30,
	2019	2018

Net revenues - third parties	$1,786,226	$6,177,533
Net revenues - related party	-	322,000
Total revenues	1,786,226	6,499,533
Cost of revenues	(683,404)	(5,083,832)
Gross profit	1,102,822	1,415,701

Selling expenses	(130,029)	(108,369)
General and administrative expenses	(1,091,455)	(973,752)
Impairment loss of fixed assets and intangible asset	(327,632)	-
Provision for doubtful accounts	(889,078)	(871,081)
Stock-based compensation	(414,708)	(817,208)
Total operating expenses	(2,852,902)	(2,770,410)

Operating loss	(1,750,080)	(1,354,709)

Other income, net	1,456	712

Net loss before provision for income taxes	(1,748,624)	(1,353,997)

Income tax benefit	-	66,466

Net loss	(1,748,624)	(1,287,531)

Net (loss) income attributable to non-controlling interest	(121,271)	29,231

Net loss attributable to Sino-Global Shipping America, Ltd.	$(1,627,353)	$(1,316,762)

Comprehensive loss
Net loss	$(1,748,624)	$(1,287,531)
Other comprehensive loss - foreign currency	(503,667)	(462,162)
Comprehensive loss	(2,252,291)	(1,749,693)
Less: Comprehensive income attributable to non-controlling interest	21,273	106,725
Comprehensive loss attributable to Sino-Global Shipping America, Ltd.	$(2,273,564)	$(1,856,418)

Loss per share
Basic and diluted	$(0.10)	$(0.10)

Weighted average number of common shares used in computation
Basic and diluted	16,073,087	13,145,535

SINO-GLOBAL SHIPPING AMERICA, LTD. AND AFFILIATES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30,	June 30,
	2019	2019

Assets
Current assets
Cash	$141,438	$3,142,650
Notes receivable	-	383,792
Accounts receivable, less allowance for doubtful accounts of $6,506,794 and $5,670,274 as of September 30, 2019 and June 30, 2019, respectively	3,991,830	7,045,846
Other receivables, net	9,569,216	4,335,715
Advances to suppliers - third parties	55,953	124,140
Prepaid expenses and other current assets	92,126	105,054
Due from related party, net	472,715	807,965
Total Current Assets	14,323,278	15,945,162

Property and equipment, net	711,638	989,910
Right-of-use assets	427,291	-
Intangible assets, net	73,889	89,722
Prepaid expenses	225,619	519,503
Other long-term assets - deposits	2,928,533	3,054,706
Total Assets	$18,690,248	$20,599,003

Liabilities and Equity

Current Liabilities
Advances from customers	$66,474	$68,590
Accounts payable	699,855	567,619
Lease liabilities - current	158,455	-
Taxes payable	2,710,011	3,184,895
Accrued expenses and other current liabilities	1,240,992	1,418,129
Total current liabilities	4,875,787	5,239,233

Lease liabilities - noncurrent	263,473	-

Total liabilities	5,139,260	5,239,233

Commitments and Contingencies

Equity
Preferred stock, 2,000,000 shares authorized, no par value, none issued	-	-
Common stock, 50,000,000 shares authorized, no par value; 16,834,534 and 16,054,534 shares issued as of September 30, 2019 and June 30, 2019, respectively; 16,659,037 and 15,879,037 shares outstanding as of September 30, 2019 and June 30, 2019, respectively	27,111,130	26,523,830
Additional paid-in capital	1,923,115	2,066,906
Treasury stock, at cost, 175,497 shares as of September 30, 2019 and June 30, 2019	(417,538)	(417,538)
Accumulated deficit	(8,596,053)	(6,968,700)
Accumulated other comprehensive loss	(1,317,317)	(671,106)
Total Sino-Global Shipping America Ltd. Stockholders’ Equity	18,703,337	20,533,392

Non-controlling Interest	(5,152,349)	(5,173,622)

Total Equity	13,550,988	15,359,770

Total Liabilities and Equity	$18,690,248	$20,599,003

SINO-GLOBAL SHIPPING AMERICA, LTD. AND AFFILIATES

 CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(UNAUDITED)

	Preferred Stock		Common Stock		Additional paid-in	Treasury Stock		Accumulated	Accumulated other comprehensive	Noncontrolling
	Shares	Amount	Shares	Amount	capital	Shares	Amount	deficit	loss	interest	Total
BALANCE, June 30, 2018	-	$-	13,271,032	$23,717,330	$1,755,573	(175,497)	$(417,538)	$(434,856)	$(272,407)	$(4,812,828)	$19,535,274
Stock based compensation to employee	-	-	430,000	473,000	-	-	-	-	-	-	473,000
Stock based compensation to consultants	-	-	50,000	63,500	-	-	-	-	-	-	63,500
Amortization of shares to management and employees	-	-	-	-	91,000	-	-	-	-	-	91,000
Amortization of shares issued to consultants	-	-	-	-	189,708	-	-	-	-	-	189,708
Foreign currency translation	-	-	-	-	-	-	-	-	(539,656)	77,494	(462,162)
Net income (loss)	-	-	-	-	-	-	-	(1,316,762)	-	29,231	(1,287,531)
BALANCE, September 30, 2018	-	$-	13,751,032	$24,253,830	$2,036,281	(175,497)	$(417,538)	$(1,751,618)	$(812,063)	$(4,706,103)	$18,602,789

	Preferred Stock		Common Stock		Additional paid-in	Treasury Stock		Accumulated	Accumulated other comprehensive	Noncontrolling
	Shares	Amount	Shares	Amount	capital	Shares	Amount	deficit	loss	interest	Total
BALANCE, June 30, 2019	-	$-	16,054,534	$26,523,830	$2,066,906	(175,497)	$(417,538)	$(6,968,700)	$(671,106)	$(5,173,622)	$15,359,770
Stock based compensation to employees	-	-	90,000	63,000	-	-	-	-	-	-	63,000
Stock based compensation to consultants	-	-	690,000	524,300	(324,000)	-	-	-	-	-	200,300
Amortization of shares issued to consultants	-	-	-	-	180,209	-	-	-	-	-	180,209
Foreign currency translation	-	-	-	-	-	-	-	-	(646,211)	142,544	(503,667)
Net loss	-	-	-	-	-	-	-	(1,627,353)	-	(121,271)	(1,748,624)
BALANCE, September 30, 2019	-	$-	16,834,534	$27,111,130	$1,923,115	(175,497)	$(417,538)	$(8,596,053)	$(1,317,317)	$(5,152,349)	$13,550,988

SINO-GLOBAL SHIPPING AMERICA, LTD. AND AFFILIATES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended
	September 30,
	2019	2018

Operating Activities
Net loss	$(1,748,624)	$(1,287,531)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	414,708	817,208
Depreciation and amortization	154,577	25,715
Non-cash lease expense	40,426	-
Provision for doubtful accounts	889,078	871,081
Impairment loss of fixed assets and intangible asset	327,632	-
Deferred tax benefit	-	(194,500)
Changes in assets and liabilities
Notes receivable	386,233	-
Accounts receivable	2,159,346	(3,709,059)
Other receivables	(5,389,083)	67,499
Advances to suppliers - third parties	67,902	(789,150)
Advances to suppliers - related party	-	3,322,210
Prepaid expenses and other current assets	81,209	(290,651)
Other long-term assets - deposits	90,016	(2,510,665)
Due from related parties	372,500	807,405
Advances from customers	(1,525)	(250,650)
Accounts payable	141,114	(2,804,782)
Taxes payable	(443,828)	(35,535)
Lease liabilities	(39,201)	-
Accrued expenses and other current liabilities	(172,838)	122,962
Net cash used in operating activities	(2,670,358)	(5,838,443)

Investing Activities
Acquisition of property and equipment	(4,538)	(830)
Net cash used in investing activities	(4,538)	(830)

Effect of exchange rate fluctuations on cash	(326,316)	(271,955)

Net decrease in cash	(3,001,212)	(6,111,228)

Cash at beginning of period	3,142,650	7,098,259

Cash at end of period	$141,438	$987,031

Supplemental information
Income taxes paid	$35,191	$9,108
Interest paid	$11,116	$-

Non-cash transactions of operating and investing activities
Transfer of prepayment to intangible asset	$218,678	$-
Initial recognition of right-of-use assets and lease liabilities	$469,218	$-